As filed with the Securities and Exchange Commission on April 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
14701 Charlson Road
Eden Prairie, Minnesota 55347-5088
(952) 937-8500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben G. Campbell
Chief Legal Officer and Secretary
C.H. Robinson Worldwide, Inc.
14701 Charlson Road
Eden Prairie, Minnesota 55347-5088
(952) 937-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Michael A. Stanchfield
Brandon C. Mason
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Depositary Shares
Units

We may, from time to time, offer to sell the securities identified above in one or more offerings. This prospectus describes some of the general terms that may apply to these securities. Each time we offer and sell securities, we will provide the specific terms of these securities in a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, the applicable prospectus supplement will set forth the applicable purchase price, fee, commissions or discounts between or among them. Our net proceeds from the sale of securities will be the public offering price of those securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Shares of our common stock, par value $0.10 per share, trade on the Nasdaq Global Select Market under the symbol “CHRW.”

Investing in our securities involves risks. You should consider the information referred to under the heading “Risk Factors” on page 5 of this prospectus and any risk factors described in the accompanying prospectus supplement or any documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 29, 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any combination of the common stock, preferred stock, debt securities, warrants, purchase contracts, depositary shares and units described in this prospectus.
This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, purchase contracts, depositary shares and units that we may issue. Each time we sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
Unless otherwise specified or unless the context requires otherwise, all references in this prospectus (other than references under the headings “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Depositary Shares,” and “Description of Units”) to “we,” “us,” “our,” the “company” or similar references mean C.H. Robinson Worldwide, Inc. and its consolidated subsidiaries. However, in the “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Depositary Shares,” and “Description of Units” sections of this prospectus, such references mean C.H. Robinson Worldwide, Inc. (parent company only) and not any of its subsidiaries, unless otherwise specified or unless the context requires otherwise. When we refer to “you,” we mean the prospective purchasers or holders of the applicable series of securities.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any such free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We also make these filings available, free of charge, on or through our investor website (http://investor.chrobinson.com) as soon as reasonably practicable after we electronically file such material with the SEC. Please note, however, that the information on our website is not a part of this prospectus or any accompanying prospectus supplement, other than the documents listed below under the heading “Incorporation by Reference.”
In addition, you may request a copy of these filings at no cost (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing to or telephoning us at the following address:
Ben G. Campbell
Chief Legal Officer and Secretary
C.H. Robinson Worldwide, Inc.
14701 Charlson Road
Eden Prairie, Minnesota 55347-5088
(952) 937-8500
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update and supersede this prospectus. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference our documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 16, 2024;
•those portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 26, 2024 (as amended by Amendment No. 1 to the Definitive Proxy Statement, filed with the SEC on April 3, 2024), that were specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 16, 2024; and
•the description of the Company’s common stock, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, and all amendments and reports filed for the purpose of updating such description.
To obtain copies of these filings, see “Where You Can Find More Information.”
The information contained in this prospectus and any accompanying prospectus supplement should be read together with the information in the documents incorporated herein by reference.

THE COMPANY

We are one of the largest global logistics companies in the world. We bring together customers, carriers, and suppliers to connect and grow supply chains. We are grounded in our customer promise to use our technology, which is built by and for supply chain experts and powered by our information advantage, to deliver smarter solutions and help navigate increasingly complex global supply chains. These global solutions, combined with the expertise of our people, deliver value–from improved cost reductions and reliability to sustainability and visibility–that our customers and carriers can rely on.

In 2023, we handled approximately 19 million shipments and worked with more than 90,000 customers. Operating throughout North America, Europe, Asia, Oceania, South America, and the Middle East, we offer a global suite of multi-modal services that brings together the value of our expertise and account management services with custom technology differentiated by our unmatched data and scale. Our EDGE values are the core of our strategy and drive us to Evolve Constantly, Deliver Excellence, Grow Together, and Embrace Integrity.

As one of the world’s largest global logistics platforms, we solve logistics problems for companies across the globe and across industries, from simple to the most complex. We work closely with a wide variety of transportation companies and utilize those relationships to efficiently and cost-effectively arrange the transport of our customers’ freight. In 2023, we processed approximately 19 million shipments and had $22 billion of freight under management.

In 2023, we had more than 450,000 contracted transportation companies around the world on our platform, including contracted motor carriers, railroads (primarily intermodal service providers), and ocean and air carriers. Our employees, technology, and product portfolio enable us to provide a differentiated experience, remain flexible, and provide solutions that optimize service for our customers. As an integral part of our transportation services, we also provide a wide range of value-added logistics services, such as freight consolidation, customs brokerage, supply chain consulting and analysis, emission analytics, optimization, and reporting.

In addition to transportation and logistics services, we also provide sourcing services under the trade name Robinson Fresh® (“Robinson Fresh”). Our sourcing services consist primarily of the buying, selling, and/or marketing of fresh fruits, vegetables, and other value-added perishable items. The foundation for much of our logistics expertise can be traced to this original business, founded in 1905, which gives us significant experience in handling produce and temperature-controlled commodities. We supply fresh produce through a network of independent produce growers and suppliers. Our customers include grocery retailers, restaurants, foodservice distributors, and produce wholesalers. In many cases, we also arrange the logistics and transportation of the products we sell and provide related supply chain services, such as replenishment, category management, and managed procurement services. We have developed proprietary brands of produce and have exclusive licensing agreements to distribute fresh and value-added produce under recognized consumer brand names. The produce for these brands is sourced through a preferred grower network and packed to order through contract packing agreements. We have instituted quality assurance and monitoring procedures with each of these preferred growers.
We were reincorporated in Delaware in 1997 as the successor to a business existing, in various legal forms, since 1905. Our corporate office is located at 14701 Charlson Road, Eden Prairie, Minnesota, 55347-5088, and our telephone number is (952) 937-8500. We maintain an investor website at http://investor.chrobinson.com. Please note, however, that we have not incorporated any other information by reference herein from our website, other than the documents listed above under the heading “Incorporation by Reference.”

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by us described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated or supplemented by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we may include a discussion of those risks in the applicable prospectus supplement.
FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements (as the term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “may” and other similar words, phrases and expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and those risks described in any prospectus supplement and elsewhere in documents filed with the SEC and incorporated by reference into this prospectus, as well as other factors that our management has not yet identified. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution you not to place undue reliance on forward-looking statements.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:
•    investments in or advances to our existing or future subsidiaries;
•    additions to working capital;
•    acquisitions;
•    capital expenditures;
•    stockholder returns;
•    repayment of obligations that have matured; and
•    reduction of our outstanding debt.
We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents or temporarily invested.

DESCRIPTION OF CAPITAL STOCK
This section describes the general terms of our capital stock. Our capital stock may be offered directly or in connection with the conversion, exchange or exercise of other securities. We have filed our certificate of incorporation, as amended (our “Certificate of Incorporation”), and our amended and restated bylaws (our “Bylaws”) as exhibits to the registration statement of which this prospectus is a part. You should read our Certificate of Incorporation and our Bylaws for additional information before you buy any capital stock, or any securities which may be exercised or exchangeable for or converted into capital stock, offered hereunder.
General
Authorized Capitalization. As of the date of this prospectus, our authorized capital stock consists of 480,000,000 shares of common stock, par value $0.10 per share, and 20,000,000 shares of preferred stock, par value $0.10 per share.
Fully Paid. All outstanding shares of our capital stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional capital stock that we may issue in the future pursuant to this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.
Capital Stock
Shares Outstanding. As of April 24, 2024, 115,845,905 shares of our common stock were issued and outstanding (excluding treasury shares).

Voting Rights. The holders of shares of Common Stock have the exclusive power to vote on all matters presented to the Company’s stockholders unless Delaware law or the certificate of designation for an outstanding series of Preferred Stock gives the holders of that series of Preferred Stock the right to vote on certain matters.

Each holder of shares of Common Stock is entitled to one vote per share.

The holders of Common Stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of Preferred Stock may be entitled to elect.

The Certificate of Incorporation provides that, without the affirmative vote of the holders of record of 66-2/3% of all of the shares of Common Stock outstanding and the approval of 66-2/3% of all of the Company’s board of directors:

(a)The Company shall not, directly or indirectly, consolidate with or merge into or with any other person or entity except that any subsidiary may consolidate with or merge into or with the Company under the provisions of Section 253 of the Delaware General Corporation Law (the “DGCL”) or into or with any wholly owned subsidiary of the Company.

(b)The Company shall not, directly or indirectly, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets to any person or entity, whether in a single transaction or a series of related transactions, except that any subsidiary of the Company may at any time or from time to time convey, transfer, lease or otherwise dispose of all or any of its properties or assets to the Company or any wholly owned subsidiary of the Company.

(c)The Company shall not amend or otherwise modify or repeal any of the provisions of the Certificate of Incorporation.

Dividend Rights

Subject to any prior rights of any Preferred Stock then outstanding, the holders of shares of Common Stock are entitled to receive dividends out of funds legally available, when and if declared by the Company’s board of directors.

Liquidation Rights

Upon any liquidation, dissolution or winding up of the Company, voluntary or involuntary, after the payment in full of all amounts to which the holders of shares of Preferred Stock shall be entitled, the remaining assets of the Company to be distributed to the holders of the stock of the Company shall be distributed ratably among the holders of the shares of Common Stock.

No Preemptive Rights

The holders of Common Stock shall have no preemptive rights to subscribe to any or all additional issues of Common Stock or any securities of the Company convertible into Common Stock.

Listing

The Common Stock is currently trade on the Nasdaq Global Select Market under the symbol “CHRW.”

Anti-Takeover Provisions

The Charter Documents and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:

Business Combinations and Other Significant Corporate Transactions

In addition to the super-majority approval provisions of the Certificate of Incorporation described above, without the approval of 66-2/3% of all Disinterested Directors (as defined below), Section 3.17 of the Bylaws provides that the Company shall not, and shall not permit any subsidiary of the Company to:

(a) Acquire, consolidate with or merge into another person or entity, if the aggregate consideration for such transaction exceeds $50 million, except that any subsidiary may consolidate with or merge into the Company or wholly owned subsidiary of the Company under the provisions of Section 253 of the DGCL.

(b) Convey, transfer, lease or otherwise dispose of assets or properties of the Company, or any of its subsidiaries, if the aggregate consideration exceeds $50 million, except that any subsidiary of the Company may at any time, or from time to time, convey, transfer, lease or otherwise dispose of all or any of its properties and assets to the Company or any wholly owned subsidiary of the Company and except that the Company may at any time, or from time to time, convey, transfer, lease or otherwise dispose of all or any of its properties or assets to any wholly owned subsidiary of the Company.

(c) Make any recommendation to the Company’s stockholders with respect to a pending tender offer.

(d) Issue, sell, assign, pledge or otherwise dispose of any shares of, or any securities convertible into, Common Stock of the Company or any subsidiaries of the Company except that:

(i) the Company may issue up to 500,000 shares of Common Stock in any one transaction or series of related transactions, for any purpose authorized by the Company’s board of directors including acquisitions;

(ii) the Company may sell or assign to any wholly owned subsidiary of the Company, and any subsidiary of the Company may issue, sell, assign, pledge or otherwise dispose of to the Company or any wholly owned subsidiary of the Company, shares of or any warrants, rights or options to acquire any securities convertible into, stock of any subsidiary;

(iii) the Company may issue shares in connection with stock option plans and other stock-based plans approved by the stockholders and administered by the Company’s board of directors; and

(iv) any subsidiary of the Company may issue, sell, assign, pledge or otherwise dispose of shares of, or any warrants, rights or options to acquire any securities convertible into, stock of such subsidiary, or any other assets or property of such subsidiary.

(e) Increase the size of the Company’s board of directors.

(f) Agree to do any of the foregoing.

(g) Amend Section 3.17 of the Bylaws.

For purposes of Section 3.17 of the Bylaws, a “Disinterested Director” shall mean any director who does not have a financial interest in the outcome of such vote (other than as a stockholder of the Company). Notwithstanding the foregoing, the term Disinterested Director shall not include any director who has an interest in the outcome of the vote if such director is an employee of the corporation (“Management Director”), and (i) the transaction giving rise to the vote is an acquisition, merger or consolidation of the corporation (or any subsidiary) with or by a person or entity which is not affiliated with such Management Director (before completion of such transaction), (ii) such Management Director has not initiated discussions concerning such transaction with such person or entity and (iii) such person or entity has not, at the time of such vote, entered into management equity or employment arrangements with such Management Director; provided, however, the foregoing shall not be deemed to prohibit such Management Director from entering into customary management equity and employment arrangements after the vote to facilitate completion of such transaction.

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a “Business Combination” (as defined below) with an “Interested Stockholder” (as defined below) for a three-year period following the time that this stockholder becomes an interested stockholder, unless the Business Combination is approved in a prescribed manner. A Business Combination includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the Interested Stockholder. An Interested Stockholder is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of Interested Stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a Business Combination between a corporation and an Interested Stockholder is prohibited for three years unless it satisfies one of the following conditions:

1. Before the stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

2. Upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

3. At or after the time the stockholder became an Interested Stockholder, the Business Combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Certificate does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore, the Company is subject to the anti-takeover statute.

Special Meetings of Stockholders

The Bylaws provide that a special meeting of stockholders may be called only by the Company’s board of directors or by the chief executive officer.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance-notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

No Written Consent of Stockholders

The Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Amendment of our Certificate of Incorporation and Bylaws

An amendment to either the Certificate of Incorporation or Section 3.17 of the Bylaws requires the approval of the holders of record of at least 66-2/3% of the outstanding voting shares of Common Stock. The Company’s board of directors may alter or amend, make or adopt, or repeal the Bylaws, subject to the limitations set forth in the Bylaws and under Delaware law. The Company’s stockholders also have the power to alter or amend, make or adopt, or repeal the Bylaws, subject to the limitations set forth therein and under Delaware law.

Authority of the Board of Directors

Pursuant to the Certificate of Incorporation, the Company’s board of directors, without action by the stockholders, may issue up to 20,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors. In addition, the Company’s board of directors has the right to fill vacancies of the board of directors (including a vacancy created by an increase in the size of the board of directors).
Preferred Stock
Our Certificate of Incorporation authorizes our board of directors to establish one or more series of capital stock, including preferred stock, from the authorized undersigned shares. Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series. If we offer preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:
•    the designation of the series;
•    the number of shares of the series;
•    whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•    the dates at which dividends, if any, will be payable;
•    the redemption rights and price or prices, if any, for shares of the series;
•    the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•    the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;
•    whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•    restrictions on the issuance of shares of the same series or of any other class or series; and
•    the voting rights, if any, of the holders of the series.

Transfer Agent and Registrar

Broadridge Financial Solutions serves as the transfer agent and registrar for the common stock. The transfer agent for any series of preferred stock, debt securities or warrants that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Nasdaq Global Market Listing
Our outstanding shares of common stock are listed on the Nasdaq Global Select Market under the symbol “CHRW.”

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities we may offer. Our debt securities may be offered directly or in connection with the conversion, exchange or exercise of other securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as supplemented from time to time, referred to herein as the “indenture.”
We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under the indenture. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in a supplemental indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.
We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.” You should read the indenture, and any supplemental indenture, for additional information before you buy any debt securities.
Capitalized terms used and not defined in this summary have the meanings specified in the indenture. Unless the context requires otherwise, for purposes of this section of this prospectus, references to “we,” “us,” “our” and the “company” are to C.H. Robinson Worldwide, Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.
General
The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.
The prospectus supplement relating to any offered debt securities of any series will, to the extent applicable, describe the following terms of such debt securities:
•    the title of the offered debt securities of the series;
•    any limit on the aggregate principal amount of the offered debt securities of the series;
•    the date or dates on which the principal and premium, if any, of the offered debt securities of the series is payable;
•    the rate or rates, if any, at which the offered debt securities of the series will bear interest, or the method or methods by which such rate or rates may be determined, the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable, the record date for the determination of holders to whom interest will be payable, and the circumstances, if any, in which the company may defer interest payments;
•    if other than the corporate trust office of the trustee, the place or places where the principal of (and premium, if any), interest on the offered debt securities of the series will be payable, any registered securities of the series may be surrendered for registration of transfer, debt securities of the series may be surrendered, and notices published;

•    if applicable, the period or periods within which or the date or dates on which, the price or prices at which and the terms and condition on which the offered debt securities of the series may be redeemed, in whole or in part, at our option;
•    the obligation, if any, of the company to redeem, repurchase or repay the offered debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which or process by which and the period or periods within which and the terms and conditions on which the offered debt securities of the series will be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation;
•    whether the offered debt securities are issuable as registered securities, bearer securities or both, with or without coupons or both, and, in the case of bearer securities, the date and terms of issuance;
•    whether the offered debt securities are issued in whole or in part in the form of a global security (as defined in the indenture) and whether permanent or temporary;
•    if the offered debt securities are to be issuable initially in the form of a temporary global security, the terms for exchange of the temporary global security;
•    payments of any additional amounts pursuant to the indenture;
•    the denominations in which the offered debt securities of the series will be issuable;
•    if other than the entire principal amount of the offered debt securities of the series, the portion of the principal amount of the offered debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•    the currency or currencies in which the offered debt securities of the series will be denominated and the agency or organization, if any, responsible for overseeing such composite currency;
•    the currency or currencies in which payment of the principal of (and premium, if any) and interest on the offered debt securities, at the election of the holder, will be made;
•    the currency or currencies, if any, in which payment of the principal of (and premium, if any) and interest of any registered securities may be payable and the periods within which and the terms and conditions upon which such election is to be made, and the exchange rate and the person who shall be the exchange rate agent for such registered securities;
•    if other than the currency in which the offered debt securities of the series is denominated, the manner in which the exchange rate with respect to such payments is determined;
•    any additions to or changes in the Events of Default (as defined in the indenture) with respect to the offered debt securities of the series;
•    any additions or changes to the covenants set forth in the indenture which apply to the offered debt securities of the series and, if applicable, whether any such covenant will not be subject to defeasance under the indenture;
•    if either or both of the provisions related to legal defeasance or covenant defeasance (each as defined in the indenture) are altered or do not apply to any offered debt securities of the series;
•    if other than U.S. Bank Trust Company, National Association is to act as trustee for the offered debt securities of the series, the name and corporate trust office of such trustee, and the name of who will be the initial paying agent or agents, if other than the trustee;
•    whether the offered debt securities of the series are senior securities or subordinated securities and, if subordinated securities, the provisions related to such subordination;
•    whether the offered debt securities of the series are secured and, if so, the provisions related to such security;
•    whether the offered debt securities of the series will be convertible into or exchangeable for shares of common stock or other securities, and if so, the provisions related to the convertibility or exchangeability; and
•    any other terms of the offered debt securities of the series.
The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.
If any interest payment date, redemption date, stated maturity date or other payment date falls on a day that is not a business day, the payment will be made on the next succeeding business day and treated as if it were made on the date the payment was due, and we will not be liable for any additional interest as a result of the delay in payment. The term “business day” means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies in that Place of Payment are authorized or obligated by law or executive order to close.
Unless otherwise specified in the applicable prospectus supplement, interest on the debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Fixed Rate Debt Securities
If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities.
Floating Rate Debt Securities
If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.
Payment and Transfer or Exchange
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the record date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal of and interest on each note to the registered holder in immediately available funds upon presentation of the notes if in certificated form at the office or agency we maintain for this purpose, which is initially the corporate trust office of the trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at our option through the paying agent by check mailed to the registered holder at the close of business on the regular record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus or any accompanying prospectus supplement, we may make payments of principal and interest for any debt securities that are in the form of fully registered global securities through the paying agent to The Depository Trust Company.
Subject to applicable unclaimed property laws, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
A holder may transfer or exchange any certificated debt securities in definitive form at the office or agency we maintain for this purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.
The registered holder of a debt security will be treated as the owner of it for all purposes.
Covenants
The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries or restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The applicable prospectus supplement will describe any material covenants that will apply with respect to any series of notes.
Events of Default and Acceleration
With respect to the debt securities of any series, each of the following are events of default under the indenture:
•    default in the payment of any principal amount due with respect to such debt securities, when the same becomes due and payable;
•    default in payment of any interest under such debt securities, which default continues for 30 days;
•    our failure to comply with any of our other agreements in such debt securities or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, and the failure to cure (or obtain a waiver of) such default within 90 days after receipt of such notice; and
•    certain events of bankruptcy, insolvency or reorganization affecting us.
If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of notes then outstanding may declare the principal of the applicable series of notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency with respect to us, the principal amount of the debt securities together with any accrued interest through the occurrence of such event may automatically become and be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of such series of debt securities then outstanding affected thereby may, under certain circumstances, waive all defaults related to such series of debt securities and rescind and annul such acceleration and its consequences if the company has paid or deposited with the trustee a sum sufficient to pay matured interest, principal due otherwise than by acceleration, overdue interest and certain other payments in accordance with the indenture, and all Events of Default in respect of such series of debt securities, other than the non-payment of accelerated principal or interest have been cured or waived as provided in the indenture.
The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, whether or not we are in compliance with all conditions and covenants contained in the indenture and whether any defaults or events of default exist under the terms of the indenture.
The holders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that the trustee determines may be unduly prejudicial to the rights of another holder or the trustee, or that may involve the trustee in personal liability unless the trustee is offered security or indemnity satisfactory to it; provided, however, that the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
A holder may not pursue any remedy with respect to the indenture or the notes (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the notes) unless:
•    the holder gives to the trustee written notice of a continuing event of default;
•    the holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

•    such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense;
•    the trustee does not comply with the request within 60 days after the receipt of the request and offer of security or indemnity; and
•    no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the notes then outstanding.
Modification and Waiver
Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee at any time and from time to time. The extent to which consent of any holders of debt securities is required depends on the nature of the modification and amendment. In general, the consent of holders of not less than a majority in principal amount of outstanding debt securities of all series affected by the amendment or modification (acting together as a class) is required for any such modification or amendment. However, in certain cases described below, modifications are permitted without the consent of any holder or would require the consent of the holder of each outstanding debt security affected thereby.
No consent of holders is required for any modification or amendment to:
•    evidence the succession of another person to, and the assumption by the successor of our covenants under, the indenture and the debt securities pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;
•    add covenants for the protection of the holders of all or any series of debt securities;
•    secure the debt securities of any series;
•    convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to surrender any of right or power conferred upon us;
•    add any additional events of default for the benefit of holders of the debt securities of all or any series, or if applicable to less than all series of the debt securities, stating that such events of default are expressly applicable only to such series;
•    in the case of subordinated debt securities, make any change relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness, provided that such change is made in accordance with the provisions of such senior debt securities;
•    add to, change or eliminate any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) on registered securities or of principal (or premium, if any) or any interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;
•    make any addition, change or elimination that (a) will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or (b) will not apply to any such then-outstanding debt security;
•    comply with requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•    comply with the rules of any applicable securities depository;
•    provide for the issuance of, and terms of, new debt securities of any series as permitted under the indenture;
•    evidence and provide for the acceptance of appointment by a successor or additional trustee;
•    cure any ambiguity, omission, defect or inconsistency;
•    conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description thereof contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a substantially verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents; or

•    make any other change that will not adversely affect the interests of the holders of the debt securities of any series or any related coupons in any material respect.
The consent of the holder of each affected debt security is required for any amendment or change to:
•    change the stated maturity of the principal or any installment of the principal of any debt security;
•    reduce the principal amount or premium payable upon redemption or repayment, if any, on any debt security;
•    reduce the rate or extend the time of payment of interest;
•    reduce any amount payable on redemption;
•    change the currency in which the principal, or interest or coupon is payable, or any premium payable upon redemption or repayment, if any;
•    impair the right to institute suit for the enforcement of any payment on any debt security when due;
•    reduce the percentage in principal amount of debt securities of any series outstanding whose consent is required for any modification of the indenture; or
•    modify such amendment provisions, subject to certain exceptions.
The holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class), by written notice to the trustee, may on behalf of the holders of all debt securities waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class) may on behalf of the holders of all debt securities waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of each series affected.
With respect to any series of debt securities, the consent or waiver, as the case may be, of holders of debt securities of such series required or permitted under the indenture, as the case may be, if we so determine, may also be obtained from the holders of a majority in principal amount of the debt securities of that series.
The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any or all series have given any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, which is described below in “—Discharge, Defeasance and Covenant Defeasance,” will not be deemed to be outstanding.
We may set a record date for purposes of determining the identity of holders of the debt securities of any series entitled to vote or consent to any action by vote or consent authorized or permitted by the indenture. Such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders of such debt securities furnished to the trustee pursuant to the indenture prior to such solicitation. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities of any series on the record date.
Discharge, Defeasance and Covenant Defeasance
The indenture provides that we may elect either:
•    to defease and be discharged from any and all obligations with respect to all or any series of debt securities with certain limited exceptions described below (referred to as “legal defeasance”); or
•    to be released from our obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and any related Events of Default (referred to as “covenant defeasance”).
In order to accomplish legal defeasance or covenant defeasance: (i) we must deposit with the trustee, in trust, cash in U.S. dollars and/or U.S. government obligations, in an amount sufficient to pay any installment of principal, premium, if any, and interest on the debt securities of such series on the applicable stated maturity or redemption date of the payments; (ii) we must deliver to the trustee an opinion of counsel (in the case of legal defeasance with respect to any series of debt securities, based on a ruling of the

Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture) to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance, as the case may be, and that such beneficial owners will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance, as the case may be, with respect to such series of debt securities had not occurred; (iii) no default or Event of Default with respect to the debt securities of the applicable series will have happened or be continuing on the date of the deposit; and (iv) if certain other conditions are satisfied.
Obligations not discharged in a legal defeasance include those relating to (i) the rights of holders of the debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust referred to above; (ii) our obligations with respect to the debt securities of such series concerning mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; and (iii) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith.
In addition, subject to certain limitations and exceptions, we may satisfy and discharge our obligations under the indenture with respect to any series of debt securities by (i) delivering to the trustee for cancellation all of the debt securities of any series outstanding under the indenture, or (ii) depositing with the trustee, in trust, no earlier than one year before the debt securities of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash and/or U.S. government obligations sufficient to pay all of the outstanding debt securities of that series and paying all other sums payable under the indenture by us.
Issuance of Additional Notes
There is no limit on the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that we may, without the consent of the holders of the applicable series of debt securities, increase the principal amount of debt securities of that series by issuing additional debt securities in the future on the same terms and conditions, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional debt securities, and the initial interest payment date, so that such additional debt securities shall be consolidated with the original debt securities, including for purposes of voting and redemptions. However, if the original debt securities and such additional debt securities are not fungible for U.S. federal income tax purposes, such additional debt securities will have a different CUSIP number than the original debt securities. The original debt securities and any additional debt securities would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional debt securities may be issued if any event of default has occurred and is continuing with respect to such series of debt securities.
No Additional Amounts
We will not pay any additional amounts on the debt securities to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Notices
Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
Information Concerning the Trustee
U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) is currently serving as the trustee, security registrar and paying agent under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 60 Livingston Avenue, EP-MN-WS3C, Saint Paul, Minnesota 55107. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act. An affiliate of the trustee may act as underwriter with respect to one or more series of our debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe, among other things, the following terms of any warrants in respect of which this prospectus is being delivered:
•    the title of such warrants;
•    the aggregate number of such warrants;
•    the price or prices at which such warrants will be issued;
•    the currency or currencies in which the price of such warrants will be payable;
•    the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•    the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•    the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•    if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•    if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•    if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•    information with respect to book-entry procedures, if any;
•    if applicable, a discussion of any material United States federal income tax considerations; and
•    any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Until any warrants are exercised, the holder of such warrants will not have any of the rights of holders of the securities that can be purchased upon exercise.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•    debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;
•    currencies; or
•    commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional shares of capital stock represented by depositary shares. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular class or series of capital stock.
The shares of any series of capital stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. We will indicate the name and address of this share depository in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of capital stock underlying the depositary share, to all of the rights and preferences of the capital stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF UNITS
We may issue units comprising one or more of the other securities that may be offered under this prospectus, in any combination. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement. The applicable prospectus supplement will describe, among other things, the following terms of any units in respect of which this prospectus is being delivered:
•    the title and series of the units;
•    the price or prices at which the units will be issued;
•    the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•    if applicable, a discussion of any material United States federal income tax considerations;
•    a description of the terms of any unit agreement governing the units; and
•    a description of the provisions for the payment, settlement, transfer or exchange of the units or of the securities comprising the units.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, “global securities.” The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or “DTC,” and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•    a limited-purpose trust company organized under the New York Banking Law;
•    a “banking organization” within the meaning of the New York Banking Law;
•    a member of the Federal Reserve System;
•    a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•    a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants, in accordance with the rules and procedures applicable to the DTC system. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, we understand DTC’s current practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Unless otherwise provided in the applicable prospectus supplement, debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•    DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•    we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•    an event of default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information. In addition, we have no control over the DTC system or its participants, and we take no responsibility for their activities. In addition, the rules and procedures applicable to DTC could change at any time.
Euroclear and Clearstream
If the depositary for a global security is DTC, a beneficial owner may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
The above information with respect to Euroclear and Clearstream has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We have obtained the information in this section and elsewhere in this prospectus concerning Euroclear and Clearstream from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus through agents, underwriters, dealers or directly to one or more purchasers. We may sell the securities described in this prospectus from time to time in one or more transactions:
•    on the Nasdaq Global Select Market (including through at-the-market offerings);
•    in the over-the-counter market;
•    in privately negotiated transactions;
•    to purchasers directly;
•    to underwriters for public offering and sale by them;
•    in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•    through agents;
•    through dealers; or
•    through a combination of any of the foregoing methods of sale.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, by use of an electronic auction or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Underwriters, dealers, agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business for which they receive compensation.
Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on any securities exchange. Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

EXPERTS

The financial statements of C.H. Robinson Worldwide, Inc. incorporated by reference in this Prospectus, and the effectiveness of C.H. Robinson Worldwide, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Any agents, underwriters or dealers will be represented by their own legal counsel.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$ (*)
Legal Fees and Expenses	(**)
Trustee Fees and Expenses	(**)
Accounting Fees and Expenses	(**)
Blue Sky and Legal Investment Fees and Expenses	(**)
Printing and Engraving Fees	(**)
Rating Agency Fees	(**)
Miscellaneous	(**)

Total	$(**)

(*)    In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee. Such registration fee shall be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(**)    The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, therefore, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15.    Indemnification of Directors and Officers.
The Certificate of Incorporation of the registrant provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.
The Certificate of Incorporation of the registrant also provides that to the full extent permitted by law the registrant shall indemnify and advance expenses to any person who is or was a director or officer of the registrant, and may, but shall not be obligated to, indemnify and advance expenses to any employee or agent of the registrant, and shall or may, as applicable, indemnify any person serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against liabilities which may be incurred by such person by reason of (or arising in part from) such capacity.
The Certificate of Incorporation of the registrant further provides that its directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the DGCL. These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•    breach of a director’s duty of loyalty to the corporation or its stockholders;
•    act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
      •    unlawful payment of dividends or redemption of shares; or
•    transaction from which the director derives an improper personal benefit.
Section 145 of the DGCL authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless, despite the adjudication of liability, a court otherwise determines. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the above, the officer or director has no reasonable cause to believe his or her conduct was unlawful.
Pursuant to the terms of underwriting agreements executed in connection with offerings of securities pursuant to this registration statement, the directors and officers of the registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act in connection with this registration statement and the related prospectus and applicable prospectus supplement.
The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities.

Item 16.    Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Certificate of Incorporation of the Company, as amended on May 19, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 15, 2012)

4.2	Bylaws of the Company, as amended and restated November 17, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2023)

4.3	Description of Capital Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on February 19, 2020)

4.4	Form of Certificate of Designation of Preferred Stock*

4.5	Form of Preferred Stock Certificate*

4.6
Indenture, dated April 11, 2018, between C.H. Robinson Worldwide, Inc. and U.S. Bank Trust Company National Association as successor to U.S. Bank National Association), as Trustee (incorporated by reference to Exhibit 4.1 in the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2018)

4.7	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.7 in the Company’s Registration Statement on Form S-3 filed with the SEC on March 23, 2018)

4.8	Form of Senior Note*

4.9	Form of Subordinated Note*

4.10	Form of Warrant*

4.11	Form of Warrant Agreement*

4.12	Form of Purchase Contract*

4.13	Form of Deposit Agreement, including Form of Depositary Receipt*

4.14	Form of Unit Agreement*

5.1	Opinion of Faegre Drinker Biddle & Reath LLP

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1	Powers of Attorney

25.1
Statement of Eligibility of Senior Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the Senior Indenture filed as Exhibit 4.6 above

25.2	Statement of Eligibility of Subordinated Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, as trustee under the Subordinated Indenture filed as Exhibit 4.7 above**

107	Filing Fee Table

*    To be filed by a post-effective amendment to this registration statement or as an exhibit to a document to be incorporated herein by reference in connection with an offering of securities.
**    To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on April 29, 2024.

By:	/S/ BEN G. CAMPBELL
Ben G. Campbell
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 29, 2024, by the following persons in the capacities indicated:

Signature	Title

/s/ DAVID P. BOZEMAN	Chief Executive Officer and Director (Principal Executive Officer)
David P. Bozeman

/s/ MICHAEL P. ZECHMEISTER	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael P. Zechmeister

*	Chair of the Board
Jodee A. Kozlak

*	Director
Scott P. Anderson

*	Director
James J. Barber, Jr.

*	Director
Kermit R. Crawford

*	Director
Timothy C. Gokey

*	Director
Mark A. Goodburn

*	Director
Mary J. Steele Guilfoile

*	Director
Henry J. Maier

*	Director
James B. Stake

*	Director
Paula C. Tolliver

*	Director
Henry W. Winship

* By:	/S/ BEN G. CAMPBELL
Ben G. Campbell Attorney-in-Fact